EXHIBIT 10.7

TERMINATION OF EMPLOYMENT AGREEMENT

This TERMINATION OF EMPLOYMENT AGREEMENT (this “Agreement”) is made effective as of February 15, 2004, by and between Raymond E. Wirta (“Executive”) and CB Richard Ellis Services, Inc., a Delaware corporation (the “Company”).

RECITALS

WHEREAS the parties to this Agreement are the parties to that certain Employment Agreement dated July 20, 2001 (the “Employment Agreement”); and

WHEREAS, the parties desire to terminate the Employment Agreement except as herein described.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

AGREEMENT

1. The parties hereby agree and acknowledge that, except as expressly set forth in Paragraph 2 hereof, the Employment Agreement is terminated effective as of February 15, 2004, and shall be of no further force and effect.

2. The Company and Executive agree that, notwithstanding anything to the contrary herein, (i) this Agreement is not intended and shall not be deemed to terminate, amend or in any other way modify Section 5(b) of the Employment Agreement, entitled “Loans,” and (ii) such Section 5(b) shall continue in full force and effect pursuant to the terms thereof.

3. This Agreement shall be governed by and construed under the laws of the State of New York, without reference to conflict of laws provisions thereof.

4. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

[SIGNATURES ON THE FOLLOWING PAGE.]

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first above written.

CB RICHARD ELLIS SERVICES, INC., a Delaware corporation

By:	/s/ KENNETH J. KAY
Name:	Kenneth J. Kay
Its:	Chief Financial Officer

EXECUTIVE

/s/ RAYMOND E. WIRTA
Raymond E. Wirta